Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 23, 2013 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-189216) and related Prospectus of Agios Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 21, 2013